Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of Royale Energy, Inc. of our report dated March 14, 2016, relating to our audits of the financial statements, which appear in the Annual Report on Form 10-K of Royale Energy, Inc. for the year ended December 31, 2015.

/s/ Singer Lewak LLP
Singer Lewak LLP

Los Angeles, California
April 6, 2016